Exhibit 10.1

THIRD OMNIBUS AMENDMENT

This Third Omnibus Amendment (“Third Omnibus Amendment”) is made and entered into as of July 1, 2022 (“Amendment Effective Date”), by and between, on the one hand, Augmedix Operating Corp. f/k/a Augmedix, Inc. (“Augmedix”) and, on the other hand, Dignity Health (“DH”), Dignity Health Medical Foundation (“DHMF”), and Pacific Central Coast Health Centers (“PHC” and, together with the DH and DHMF, the “Client”), and amends:

(1)	That certain Amended and Restated Statement of Work, dated January 24, 2019, as amended, by and between DH and Augmedix (the “DH-SOW No. 1”); and

(2)	That certain Statement of Work No. 2, dated March 2, 2020, as amended, by and between DH and Augmedix (the “DH-SOW No. 2”); and

(3)	That certain Statement of Work, dated July 3, 2016, as amended, by and between DHMF and Augmedix (the “DHMF-SOW”); and

(4)	That certain Statement of Work, dated January 26, 2016, as amended, by and between PHC and Augmedix (the “PHC-SOW” and, together with the DH-SOW No. 1, DH-SOW No. 2, and DHMF-SOW, the “Dignity SOW(s)”).

WHEREAS, Dignity Health (for itself and on behalf of its affiliates) and Augmedix entered into that certain Services Agreement, dated September 1, 2015 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual benefits and promises between the parties, the sufficiency of which each party hereby acknowledges, the Dignity SOWs are hereby amended as follows:

1.     Term. Notwithstanding anything to the contrary in the Dignity SOWs, this Third Omnibus Amendment extends the Term of the Dignity SOWs through and including June 30, 2023, unless earlier terminated in accordance with the Agreement.

2.     CommonSpirit Enterprise Agreement. Notwithstanding the extension of the Dignity SOWs through and including June 30, 2023, the parties understand and agree that Augmedix and the CommonSpirit Health (“CommonSpirit”) intend to discuss and negotiate in good faith the terms and conditions of an enterprise wide CommonSpirit agreement for the provision of the Services to its member organizations. Upon execution of a definitive enterprise agreement between Augmedix and CommonSpirt, the Agreement and associated Dignity SOWs shall terminate and the enterprise agreement between Augmedix and CommonSpirit will govern Augmedix’s provision of the Services to all CommonSpirit member organizations, including DH, DHMF and PHC.

3.     General. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Dignity SOWs and the Agreement. This Third Omnibus Amendment is hereby incorporated into the Dignity SOWs by reference. Except as expressly amended herein, all other terms of the Dignity SOWs are hereby confirmed and remain in full force and effect. To the extent that there is any conflict between the terms of this Third Omnibus Amendment and those of the Agreement or the Dignity SOWs, the terms of this Third Omnibus Amendment shall control. This Third Omnibus Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties and any full and complete copy thereof shall constitute an original. When signed in pen ink, such documents may be delivered by facsimile transmission or by scanned email attachment, and said copies shall be treated in all respects as original.

[SIGNATURE PAGE FOLLOWS]

Omnibus Amendment Augmedix – Dignity Health	Page 1

AGREED AND ACCEPTED

DIGNITY HEALTH		AUGMEDIX Operating Corp. F/K/A Augedix Inc.
By	/s/ Kelley Moore	By	/s/ Jon Hawkins
Name	Kelley Moore	Name	Jon Hawkins
Title	System VP, Vendor Mgmt & Contracting	Title	CRO
Date	June 8, 2022	Date	June 9, 2022

DIGNITY HEALTH MEDICAL FOUNDATION
By	/s/ Kelley Moore
Name	Kelley Moore
Title	System VP, Vendor Mgmt & Contracting
Date	June 8, 2022

PACIFIC CENTRAL COAST HEALTH CENTERS
By	/s/ Kelley Moore
Name	Kelley Moore
Title	System VP, Vendor Mgmt & Contracting
Date	June 8, 2022

Omnibus Amendment Augmedix – Dignity Health	Page 2